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                      EXECUTONE INFORMATION SYSTEMS, INC.                  PROXY
                  6 THORNDAL CIRCLE, DARIEN, CONNECTICUT 06820
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Alan Kessman, Michael W. Yacenda and Barbara C. Anderson, or any of them, with full power of substitution in each, Proxies, to vote all the shares of Common Stock of EXECUTONE Information Systems, Inc. held of record by the undersigned at the close of business on April 25, 1994, at the Annual Meeting of Shareholders (the 'Meeting') to be held on June 23, 1994, at 3:00 p.m., or any continuation or adjournment thereof.
1. Election of Directors

FOR all nominees listed below (except    WITHHOLD AUTHORITY for all nominees
as marked to contrary below) [ ]         listed below [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE SUCH NOMINEE'S NAME FROM THE LIST BELOW.)

  ALAN KESSMAN                 STANLEY M. BLAU                 THURSTON R. MOORE
  RICHARD S. ROSENBLOOM                WILLIAM R. SMART       WILLIAM J. SPENCER

2. Proposal to approve the amendment of the 1984 Employee Stock Purchase Plan to extend the Plan and allocate additional shares for purchase thereunder.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

3. Proposal to approve the amendment of 1990 Directors' Stock Option Plan to modify the vesting schedule of initial option grants thereunder.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

4. Proposal to approve the adoption of the 1994 Executive Stock Incentive Plan.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

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PLEASE  MARK, SIGN, DATE AND RETURN THIS  PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                                             Dated: ____________________________

                                             Signature: ________________________

                                             Signature if held jointly: ________

                                             WHEN   SHARES  ARE  HELD  BY  JOINT
                                             TENANTS,  BOTH  SHOULD  SIGN.  WHEN
                                             SIGNING   AS   ATTORNEY,  EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE FULL TITLE AS SUCH.  IF
                                             A  CORPORATION, PLEASE SIGN IN FULL
                                             CORPORATE NAME BY THE PRESIDENT  OR
                                             OTHER   AUTHORIZED  OFFICER.  IF  A
                                             PARTNERSHIP,   PLEASE    SIGN    IN
                                             PARTNERSHIP   NAME   BY  AUTHORIZED
                                             PERSON.